QuickLinks -- Click here to rapidly navigate through this document

Exhibit (a)(1)(iii)

        NOTICE OF GUARANTEED DELIVERY
for
Offer to Purchase for Cash
All Outstanding Shares of Common Stock
of
Sauer-Danfoss Inc.
at
$58.50 Net Per Share
by
Danfoss Acquisition, Inc.
a wholly owned subsidiary of
Danfoss A/S

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT,
NEW YORK CITY TIME, ON APRIL 11, 2013, UNLESS THE OFFER IS EXTENDED.

        This form of notice of guaranteed delivery, or a substantially equivalent form, must be used to accept the Offer (as defined below) if the certificates for shares of common stock, par value $0.01 per share, of Sauer-Danfoss Inc. and any other documents required by the Letter of Transmittal cannot be delivered to the Depositary, and the procedures for book-entry transfer cannot be completed, on or prior to 12:00 midnight, New York City time, on April 11, 2013 (or if the Offer is extended to a later date, such later date).

        Such form may be delivered by hand, mail or facsimile to the Depositary and must include a guarantee by an Eligible Institution (as defined below). See "The Offer—Section 3—Procedure for Tendering Shares" of the Offer to Purchase.

The Depositary for the Offer is:

Wells Fargo Bank, N.A.

By Mail:	By Facsimile Transmission:	By Hand or Overnight Mail:
Wells Fargo Bank, N.A. Shareowner Services Voluntary Corporate Actions P.O. Box 64854 St. Paul, MN 55164-0854	For Eligible Institutions Only: (866) 734-9952 For Confirmation Only Telephone: (800) 380-1372	Wells Fargo Bank, N.A. Shareowner Services Voluntary Corporate Actions 1110 Centre Point Curve, Suite 101 Mendota Heights, MN 55120-4100

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

        For this Notice of Guaranteed Delivery to be validly delivered, it must be received by the Depositary at one of the above addresses before the expiration of the Offer. Deliveries to Danfoss Acquisition, Inc., Danfoss A/S, MacKenzie Partners, Inc. (the "Information Agent") or the Book-Entry Transfer Facility (as defined in "The Offer—Section 3—Procedure for Tendering Shares" of the Offer to Purchase) will not be forwarded to the Depositary and will not constitute a valid delivery.

        This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in "The Offer—Section 3—Procedure for Tendering Shares" of the Offer to Purchase) under the instructions in the Letter of Transmittal, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal and must be mailed (not faxed) to the Depositary in accordance with the instructions contained in the Letter of Transmittal. Do not send share certificates with this notice. Share certificates should be sent with your Letter of Transmittal.

Ladies and Gentlemen:

        The undersigned hereby tenders to Danfoss Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of Danfoss A/S, a corporation organized under the laws of Denmark, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated March 15, 2013, and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares of common stock, par value $0.01 per share (the "Shares"), of Sauer-Danfoss Inc., a Delaware corporation, indicated below pursuant to the guaranteed delivery procedure set forth under "The Offer—Section 3—Procedure for Tendering Shares" of the Offer to Purchase.

Certificate Numbers (if available)	SIGN HERE
Signature(s)
(Name(s)) (Please Print)
(Title(s)) (If Signing in a Fiduciary or Representative Capacity)
(Addresses)
If delivery will be by book-entry transfer:	(Zip Code)
Name of Tendering Institution
DTC Participant Number	(Area Code and Telephone Number)
Dated: , 2013

 THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED.

GUARANTEE

(Not to be used for signature guarantee)

        The undersigned, a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association Incorporated, including the Security Transfer Agents Medallion Program (STAMP), the Stock Exchanges Medallion Program (SEMP) and the New York Stock Exchange Medallion Signature Program (MSP) or any other "eligible guarantor institution" (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), hereby guarantees that either the certificates representing the Shares tendered hereby, in proper form for transfer, or timely confirmation of a book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company (pursuant to the procedures set forth in "The Offer—Section 3—Procedure for Tendering Shares" in the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message (as defined in the Offer to Purchase)) and any other documents required by the Letter of Transmittal, will be received by the Depositary at one of its addresses set forth above within three (3) New York Stock Exchange trading days after the date of execution hereof.

        The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal, Share certificates and/or any other required documents to the Depositary within the time period shown above. Failure to do so could result in a financial loss to such Eligible Institution.

(Name of Firm)
(Address)
(Zip Code)
(Authorized Signature)
(Name and Title)
(Area Code and Telephone Number)
Dated:	, 2013

DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE.
CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

QuickLinks

  Exhibit (a)(1)(iii)
The Depositary for the Offer is
Wells Fargo Bank, N.A.
THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED. GUARANTEE (Not to be used for signature guarantee)